                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                                   FUNCO, INC.,

                              BARNES & NOBLE, INC.

                                       and

                           B&N ACQUISITION CORPORATION

                             Dated as of May 4, 2000



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                                TABLE OF CONTENTS


                                                                                                                PAGE
ARTICLE I.          THE TENDER OFFER..............................................................................2
         Section 1.1       THE OFFER..............................................................................2
         Section 1.2       OFFER DOCUMENTS........................................................................3
         Section 1.3       COMPANY ACTIONS........................................................................4
         Section 1.4       DIRECTORS..............................................................................5

ARTICLE II.         THE MERGER....................................................................................6
         Section 2.1       MERGER.................................................................................6
         Section 2.2       EFFECTIVE TIME OF THE MERGER...........................................................6
         Section 2.3       ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION......................7
         Section 2.4       BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...........................7
         Section 2.5       CONVERSION OF SHARES...................................................................7
         Section 2.6       DISSENTERS' RIGHTS.....................................................................8
         Section 2.7       STOCK OPTIONS..........................................................................9
         Section 2.8       PAYMENT FOR SHARES.....................................................................9
         Section 2.9       NO FURTHER RIGHTS OR TRANSFERS........................................................11

ARTICLE III.        CLOSING......................................................................................11
         Section 3.1       GENERALLY.............................................................................11
         Section 3.2       DELIVERIES AT THE CLOSING.............................................................12

ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF COMPANY ...................................................12
         Section 4.1       ORGANIZATION..........................................................................13
         Section 4.2       CAPITAL STRUCTURE.....................................................................13
         Section 4.3       AUTHORITY; NO CONFLICT;
                           REQUIRED FILINGS AND CONSENTS. .......................................................14
         Section 4.4       SEC FILINGS, FINANCIAL STATEMENTS.....................................................15
         Section 4.5       NO UNDISCLOSED LIABILITIES............................................................16
         Section 4.6       ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................17
         Section 4.7       ACCOUNTS RECEIVABLE. .................................................................17
         Section 4.8       INVENTORIES...........................................................................17
         Section 4.9       TAXES.................................................................................18
         Section 4.10      PROPERTIES............................................................................19
         Section 4.11      INTELLECTUAL PROPERTY.................................................................19
         Section 4.12      AGREEMENTS, CONTRACTS AND COMMITMENTS.................................................20
         Section 4.13      LITIGATION. ..........................................................................21

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                                       -i-

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
         Section 4.14      ENVIRONMENTAL MATTERS.................................................................22
         Section 4.15      EMPLOYEE BENEFIT PLANS................................................................23
         Section 4.16      COMPLIANCE WITH LAWS..................................................................25
         Section 4.17      GOVERNMENTAL PERMITS..................................................................25
         Section 4.18      YEAR 2000.............................................................................25
         Section 4.19      LABOR MATTERS.........................................................................26
         Section 4.20      INSURANCE.............................................................................26
         Section 4.21      OPINION OF BLAIR......................................................................26
         Section 4.22      NO EXISTING DISCUSSIONS...............................................................26
         Section 4.23      VOTING REQUIREMENTS...................................................................26
         Section 4.24      PROXIES...............................................................................27
         Section 4.25      TENDER OF SHARES......................................................................27
         Section 4.26      TERMINATION OF EB MERGER AGREEMENT
                           AND POMIJE SHAREHOLDER AGREEMENT......................................................27

ARTICLE V.          REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.......................................27
         Section 5.1       ORGANIZATION OF PARENT................................................................27
         Section 5.2       AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.................................27
         Section 5.3       OFFER DOCUMENTS AND PROXY STATEMENT...................................................28
         Section 5.4       LITIGATION............................................................................29
         Section 5.5       AVAILABILITY OF FUNDS.................................................................29
         Section 5.6       OWNERSHIP OF SHARES...................................................................29

ARTICLE VI.         COVENANTS....................................................................................29
         Section 6.1       CONDUCT OF BUSINESS...................................................................29
         Section 6.2       COOPERATION; NOTICE; CURE.............................................................31
         Section 6.3       NO SOLICITATION.......................................................................32
         Section 6.4       ACCESS TO INFORMATION AND COMPANY EMPLOYEES...........................................33
         Section 6.5       SHAREHOLDERS' MEETING.................................................................34
         Section 6.6       LEGAL CONDITIONS TO MERGER............................................................35
         Section 6.7       PUBLIC DISCLOSURE.....................................................................36
         Section 6.8       BROKERS OR FINDERS....................................................................36
         Section 6.9       AMENDMENT OF COMPANY'S EMPLOYEE BENEFIT PLANS.........................................36
         Section 6.10      STOCK OPTIONS.........................................................................36
         Section 6.11      CONFIDENTIALITY AGREEMENT.............................................................37
         Section 6.12      EMPLOYEE MATTERS......................................................................37
         Section 6.13      INDEMNIFICATION.......................................................................37
         Section 6.14      DIRECTORS AND OFFICERS LIABILITY INSURANCE............................................38
         Section 6.15      KEY EMPLOYEE AGREEMENTS...............................................................38
         Section 6.16      EB TERMINATION FEE....................................................................38
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                                      -ii-

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ARTICLE VII.  CONDITIONS TO MERGER...............................................................................38
         Section 7.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER............................38

ARTICLE VIII.  TERMINATION AND AMENDMENT ........................................................................39
         Section 8.1       TERMINATION...........................................................................39
         Section 8.2       EFFECT OF TERMINATION.................................................................40
         Section 8.3       FEES AND EXPENSES.....................................................................41

ARTICLE IX.  MISCELLANEOUS.......................................................................................41
         Section 9.1       AMENDMENT.............................................................................42
         Section 9.2       EXTENSION; WAIVER; CONSENT............................................................42
         Section 9.3       TERMINATION OF REPRESENTATIONS AND WARRANTIES OF COMPANY..............................42
         Section 9.4       NOTICES...............................................................................42
         Section 9.5       INTERPRETATION........................................................................43
         Section 9.6       COUNTERPARTS..........................................................................43
         Section 9.7       SPECIFIC PERFORMANCE..................................................................44
         Section 9.8       SEVERABILITY..........................................................................44
         Section 9.9       ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES........................................44
         Section 9.10      GOVERNING LAW.........................................................................44
         Section 9.11      ASSIGNMENT............................................................................44
         Section 9.12      REIMBURSEMENT TO PARENT...............................................................45
         Section 9.13      INDEX TO DEFINED TERMS................................................................45
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                                      -iii-

                          AGREEMENT AND PLAN OF MERGER


                    AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of May 4, 2000, by and among Funco, Inc., a Minnesota corporation ("COMPANY"), Barnes & Noble, Inc., a Delaware corporation ("PARENT"), and B&N Acquisition Corporation, a Minnesota corporation and a wholly-owned indirect subsidiary of Parent ("PURCHASER" and, together with Company, hereinafter sometimes referred to as the "CONSTITUENT CORPORATION(S)").

                                    RECITALS

         A. Each of the Boards of Directors of Company, Parent and Purchaser has determined that it is in the best interests of its respective shareholders for Parent to acquire Company on the terms and subject to the conditions set forth herein (the "ACQUISITION");

         B. As a first step in the Acquisition, Company, Parent and Purchaser each desire that Parent cause Purchaser to commence a cash tender offer (as it may be amended from time to time as permitted hereunder, the "OFFER") to purchase all of Company's issued and outstanding Common Stock, par value $.01 per share (the "SHARES"), for $24.75 per share, or such higher price as may be paid in the Offer (the "PER SHARE AMOUNT"), net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

         C. To complete the Acquisition, the respective Board of Directors of Company (and the Special Committee (as defined in Section 1.3(a)), Parent, on its own behalf as a party to this Agreement and as the indirect shareholder of Purchaser, and Purchaser has approved this Agreement and the merger of Purchaser with and into Company (the "MERGER"), wherein any issued and outstanding Shares not tendered and purchased by Purchaser pursuant to the Offer (other than Shares described in Section 2.5(c) and Dissenting Shares described in Section 2.6(a)) will be converted into the right to receive the Merger Consideration (as defined in Section 2.5(a)), on the terms and subject to the conditions of this Agreement and in accordance with the Minnesota Business Corporation Act (the "MBCA");

         D. The Board of Directors of Company (the "COMPANY BOARD") and the Special Committee has resolved to recommend that all holders of Shares ("SHAREHOLDERS") accept the Offer and approve this Agreement and the Merger, and has determined that the Offer and the Merger are fair to and in the best interests of Company and the Shareholders; and

         E. The parties desire to make certain representations, warranties and covenants in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                           ARTICLE I. THE TENDER OFFER

         Section 1.1       THE OFFER.

                    (a) Subject to the last sentence of this Section 1.1(a) and provided that this Agreement shall not have been terminated in accordance with
Section 8.1, as promptly as practicable (but in any event not later than ten business days after the public announcement of Purchaser's intention to commence the Offer), Parent will cause Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer whereby Purchaser will offer to purchase for cash all of the Shares at the Per Share Amount, net to the seller in cash (subject to reduction for any stock transfer taxes payable by the seller if payment is to be made to an individual or entity other than the Person in whose name the certificate for such Shares is registered or any applicable federal back-up withholding). For purposes of this Agreement, "PERSON" shall mean an individual, corporation, limited liability company, limited liability partnership, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time (as defined in Section 2.2 hereof), the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Per Share Amount will be correspondingly adjusted on a per- share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The obligation of Parent to cause Purchaser to commence the Offer, to consummate the Offer and to accept for payment and to pay for Shares validly tendered in the Offer and not withdrawn in accordance therewith will be subject to, and only to, those conditions set forth in ANNEX A hereto (the "OFFER CONDITIONS"), the terms of which are hereby incorporated herein by reference.

                    (b) Without the prior written consent of Company, Purchaser will not, and Parent will cause Purchaser not to, (i) decrease or change the form of the Per Share Amount, (ii) decrease the number of Shares sought in the Offer, (iii) amend or waive the Minimum Condition (as defined in ANNEX A hereto), or impose conditions other than the Offer Conditions on the Offer, (iv) extend the expiration date of the Offer (the date that the Offer, as it may be extended pursuant to this Section 1.1(b), expires, being hereinafter referred to as the "EXPIRATION DATE") (which will initially be 20 business days following the commencement of the Offer) except (A) as required by law, and (B) that, in the event that any conditions to the Offer are not satisfied or waived at the time that the Expiration Date would otherwise occur, (1) Purchaser must extend the Expiration Date for an aggregate of ten additional business days to the extent necessary to permit such conditions to be satisfied and (2) Purchaser may, in its sole discretion, extend the Expiration Date for such additional periods as it may determine to be appropriate (but not beyond August 4, 2000) to permit such conditions to be satisfied, or (v) amend any term of the Offer in any manner adverse to Shareholders (including, without limitation, to result in any extension which would be inconsistent with the preceding provisions of this sentence); PROVIDED, HOWEVER, that (1) subject to applicable legal requirements, Parent may cause Purchaser to waive any Offer Condition, other than the Minimum

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Condition, in Parent's sole discretion and (2) the Offer may be extended (but not beyond August 4, 2000) in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Assuming the prior satisfaction or waiver of the Offer Conditions, Purchaser will, and Parent will cause Purchaser to, accept for payment and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date.

         Section 1.2       OFFER DOCUMENTS.

                    (a) As promptly as practicable on the date of commencement of the Offer, Parent and Purchaser will file or cause to be filed with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "SCHEDULE TO") which will contain an offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively, with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Parent and Purchaser represent, warrant and covenant that the Offer Documents will comply in all material respects with the Exchange Act and any other applicable laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable laws; PROVIDED, HOWEVER, that no representation, warranty or covenant hereby is made or will be made by Parent or Purchaser with respect to information supplied by Company in writing expressly for inclusion in the Offer Documents ("COMPANY SUPPLIED INFORMATION"). No representation, warranty or covenant is made or will be made herein by Company with respect to information contained in, or incorporated by reference into, the Offer Documents other than Company Supplied Information.

                    (b) Parent, Purchaser and Company will each promptly correct any information provided by them for use in the Offer Documents if and to the extent that it becomes false or misleading in any material respect and Parent and Purchaser will jointly and severally take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to the Shareholders, in each case as and to the extent required by applicable law. In conducting the Offer, Parent and Purchaser will comply in all material respects with the provisions of the Exchange Act and other applicable laws. Parent and Purchaser will afford Company and its counsel a reasonable opportunity to review and comment on the Offer Documents, including any amendments thereto, prior to the filing thereof with the SEC.

                    (c) Parent and Purchaser will file with the Commissioner of Commerce of the State of Minnesota any registration statement relating to the Offer required to be filed pursuant to Chapter 80B of the Minnesota Statutes.

                    (d) Parent and Purchaser will disseminate to the Shareholders the Offer Documents and information contained in the registration statement relating to the Offer required to be filed pursuant to Chapter 80B of the Minnesota Statutes to the extent and within the time period

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required by Regulation 14D promulgated under the Exchange Act and Chapter 80B of the Minnesota Statutes.

         Section 1.3       COMPANY ACTIONS.

                    (a) Company hereby consents to the Offer and represents that
(i) the Company Board and a special committee of the Company Board formed in accordance with Section 302A.673 of the MBCA (the "SPECIAL COMMITTEE") (each at a meeting duly called and held) have (A) determined that this Agreement, the Offer and the Merger are fair to and in the best interests of Company and the Shareholders, (B) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and, assuming the accuracy of Parent's and Purchaser's representation in Section 5.6, Sections 302A.671 and 302A.673 of the MBCA do not and will not prohibit Company's authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (C) resolved to recommend acceptance of the Offer and approval of this Agreement by the Shareholders and (ii) William Blair & Company, L.L.C. ("BLAIR") has delivered to the Company Board or the Special Committee the opinion described in Section
4.21. Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this Section 1.3(a), unless the Company Board or the Special Committee shall determine, in the exercise of its fiduciary duties, to withdraw, modify or change such recommendation in accordance with Section 6.3(c).

                    (b) As promptly as practicable on the date of commencement of the Offer, Company will file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "SCHEDULE 14D-9") containing the recommendation of the Company Board and the Special Committee in favor of the Offer and the Merger, subject to the rights of the Company Board or the Special Committee set forth in Section 6.3(c). Company will disseminate to the Shareholders the Schedule 14D-9 to the extent and within the timetable required by Rule 14D-9 promulgated under the Exchange Act. Company represents, warrants and covenants that the Schedule 14D-9 will comply in all material respects with the Exchange Act and any other applicable laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable laws; PROVIDED, HOWEVER, that no representation, warranty or covenant hereby is made or will be made by Company with respect to information supplied by Parent or Purchaser in writing expressly for inclusion in the Schedule 14D-9 (the "PARENT SUPPLIED INFORMATION"). No representation, warranty or covenant is made or will be made herein by Parent or Purchaser with respect to information contained in, or incorporated by reference into, the Schedule 14D-9 other than the Parent Supplied Information (which Parent Supplied Information will include the information furnished by Parent as contemplated by the next sentence). Company will include in the Schedule 14D-9 information furnished by Parent in writing concerning Parent's designees for directors of Company as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and will use its reasonable efforts to have the Schedule 14D-9 available for inclusion in the initial mailing of the Offer Documents to the Shareholders.

                    (c) Company, Parent and Purchaser will each promptly correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it becomes false or misleading in any material respect and Company will take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the Shareholders, in each case as and to the extent required by applicable law. Company will afford Parent and its counsel a reasonable opportunity to review and comment on the Schedule 14D-9, including any amendments thereto, prior to the filing thereof with the SEC.

                    (d) In connection with the Offer, Company will promptly furnish Parent with mailing labels containing the names and addresses of the record Shareholders and with security position listings of Shares held in stock depositories, each as of the latest practicable date, together with all other available listings and computer files containing names, addresses and security position listings of recordholders and beneficial owners of Shares, and will furnish Parent such information and assistance (including updated lists of the Shareholders, mailing labels and listings of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial Shareholders. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Purchaser will, and will instruct each of their respective affiliates, associates, partners, employees, agents and advisors to, hold in confidence the information contained in such labels, listings and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with Section 8.1 or if the Offer is otherwise terminated, will deliver promptly to Company all copies (whether in human or machine readable form) of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

         Section 1.4       DIRECTORS.

                    (a) Promptly upon the purchase of the Shares by Purchaser pursuant to the Offer (provided that the Minimum Condition has been satisfied), and from time to time thereafter, (i) Parent will be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors ("PARENT'S DESIGNEES"), rounded up to the next whole number, on the Company Board, as will give Parent representation on the Company Board (and on each committee of the Company Board) equal to the product of (A) the total number of directors on the Company Board (and on each committee of the Company Board) (giving effect to any increase in the number of directors pursuant to this Section 1.4) multiplied by (B) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding at the time of Parent's designation (such product being the "BOARD PERCENTAGE"), and (ii) Company will, upon request by Parent, promptly satisfy the Board Percentage by
(A) increasing the size of the Company Board (and each committee of the Company Board) or (B) using its reasonable best efforts to secure the resignations of such number of directors as is necessary to enable Parent's Designees to be elected to the Company Board (and each committee of the Company Board), or both, and will use its best efforts to cause Parent's Designees promptly to be so elected, subject in all instances to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the request of Parent, Company will take all lawful action necessary to effect any such election. Notwithstanding the foregoing, Parent and Purchaser shall use best efforts to assure that at all times prior to the Effective Time, the Company Board will include two directors who are members of the Company Board on the date hereof and are not employees of Company.

                    (b) Parent will supply to Company in writing and be solely responsible for any information with respect to itself, Parent's Designees and Parent's officers, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to be included in the
Schedule 14D-9.

                    (c) Notwithstanding any other provision hereof, of the Articles of Incorporation or Bylaws of Company or of applicable law to the contrary, following the election or appointment of Parent's Designees pursuant to this Section 1.4 and prior to the earlier of the Effective Time or the termination of this Agreement, any amendment or termination of this Agreement or amendment of the Articles of Incorporation or Bylaws of Company, any extension by Company of time for the performance of any obligations or other acts of Parent or Purchaser hereunder, any waiver by Company of any of Company's rights, or any obligations of Parent or Purchaser hereunder, or any consent or agreement by Company hereunder will require the affirmative vote of a majority of members of a committee comprised solely of directors of Company then in office who are members of the Company Board on the date hereof and are not employees of Company.

                             ARTICLE II. THE MERGER

         Section 2.1 MERGER. At the Effective Time (as defined in Section 2.2 hereof), and in accordance with, and subject to, the terms and conditions of this Agreement and the terms of the MBCA, Purchaser will be merged with and into Company, the separate corporate existence of Purchaser will thereupon cease, and Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"). At the Effective Time, the Merger will have the other effects provided in the applicable provisions of the MBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Company and Purchaser will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Company and Purchaser will become the debts, liabilities, obligations and duties of the Surviving Corporation.

         Section 2.2 EFFECTIVE TIME OF THE MERGER. On the same business day as (unless Company and Parent shall otherwise mutually agree), and promptly following, the receipt of the vote of the Shareholders approving this Agreement and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in Article VII of this Agreement, Company and Purchaser will execute in the manner required by the MBCA and deliver for filing to the Secretary of State of the State of Minnesota articles of merger with respect to the Merger ("ARTICLES OF MERGER"). The Merger will become effective upon the filing of the Articles of Merger with the Minnesota Secretary of State in accordance with the MBCA. The term "EFFECTIVE TIME" shall mean the date and time when the Merger becomes effective.

         Section 2.3 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation of Company in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the laws of the State of Minnesota and such Articles of Incorporation. The Bylaws of Purchaser in effect immediately prior to the Effective Time will be deemed, by virtue of the Merger and this Agreement and without further action by the shareholders or directors of the Surviving Corporation or Purchaser, to be the Bylaws of the Surviving Corporation, until further amended in accordance with the laws of the State of Minnesota, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

         Section 2.4 BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Purchaser immediately prior to the Effective Time will be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until the expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the Articles of Incorporation or Bylaws of the Surviving Corporation. The officers of Purchaser immediately prior to the Effective Time will be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the Bylaws of the Surviving Corporation.

         Section 2.5 CONVERSION OF SHARES. The manner and basis of converting the shares of stock of each of the Constituent Corporations will be as follows:

                    (a) At the Effective Time, each share of Common Stock, par value $.01 per share, of Company ("COMPANY COMMON STOCK"), which is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares (as defined in Section 2.6(a)), and (ii) shares of Company Common Stock held of record by Parent or Purchaser or any other direct or indirect wholly-owned subsidiary of Parent or Company immediately prior to the Effective
Time) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive (as provided in Section 2.8) the Per Share Amount in cash (the "MERGER CONSIDERATION"), without interest, prorated for fractional shares, if any. Any payment made pursuant to this Section 2.5(a) and Section 2.8 will be made net of applicable withholding taxes to the extent such withholding is required by law. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of Shares, the Merger Consideration will be correspondingly adjusted on a per share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                    (b) At the Effective Time, each share of Common Stock, par value $.0001 per share, of Purchaser ("PURCHASER COMMON STOCK"), which is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK"), which will constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time. From and after the Effective Time, each outstanding certificate theretofore representing shares of Purchaser Common Stock will be deemed for all purposes to evidence ownership and to represent the same number of shares of Surviving Corporation Common Stock.

                    (c) At the Effective Time, each share of Company Common Stock held of record by Parent or Purchaser or any other direct or indirect wholly-owned subsidiary of Parent or Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and cease to exist, and no payment shall be made with respect thereto.

         Section 2.6       DISSENTERS' RIGHTS.

                    (a) Notwithstanding Section 2.5 hereof, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, if any, which are held of record or beneficially owned by a Person who has properly exercised and preserved and perfected dissenters' rights with respect to such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA and has not withdrawn or lost such rights ("DISSENTING SHARE(S)") will not be converted into or represent the right to receive the Merger Consideration for such shares, but instead will be treated in accordance with Sections 302A.471 and 302A.473 of the MBCA unless and until such Person effectively withdraws or loses such Person's right to payment under Section 302A.473 of the MBCA (through failure to preserve or protect such right or otherwise). If, after the Effective Time, any such Person shall effectively withdraw or lose such right (through failure to preserve or protect such right or otherwise), then each such Dissenting Share held of record or beneficially owned by such Person will thereupon be treated as if it had been converted into, at the Effective Time, the right to receive the Merger Consideration, without interest.

                    (b) Each Person holding of record or beneficially owning Dissenting Shares who becomes entitled, pursuant to the provisions of Sections 302A.471 and 302A.473 of the MBCA, to payment of the fair value of such Dissenting Shares shall receive payment therefor (plus interest determined in accordance with Section 302A.473 of the MBCA) from the Surviving Corporation and/or from the Disbursing Agent referred to in Section 2.8 on behalf of the Surviving Corporation pursuant to such provisions.

                    (c) Company shall give Parent prompt notice upon receipt by Company at any time prior to the Effective Time of any notice of intent to demand the fair value of any shares of Company Common Stock under Section 302A.473 of the MBCA and any withdrawal of any such notice of intent to demand such fair value. Company agrees that it will not, except with the prior written consent of Parent, negotiate, voluntarily make any payment with respect to, or settle or offer to settle, any such demand at any time prior to the Effective Time.

         Section 2.7 STOCK OPTIONS. Company will, promptly on or after the date of this Agreement, take all such actions as it is permitted or required to take under the terms of its stock option plans to cancel, after the Offer Completion (as defined in Section 6.5(a)) and prior to the Effective Time, all outstanding options (collectively, the "STOCK OPTIONS" and individually, a "STOCK OPTION") to purchase shares of Company Common Stock heretofore granted under any such employee or nonemployee director stock option plan with Company and to pay, promptly, and in any event within five days, after the Offer Completion, in cancellation of each such Stock Option (whether or not such Stock Option is then exercisable) a cash amount equal to the amount, if any, by which the Merger Consideration exceeds the per share exercise price of such Stock Option, multiplied by the number of shares of Company Common Stock then subject to such Stock Option (the "STOCK OPTION SETTLEMENT AMOUNT"), but subject to all required tax withholdings by Company. Each holder of a then outstanding Stock Option that Company does not have a right to cancel pursuant to the terms of the applicable stock option plan, upon execution of a cancellation agreement (a "STOCK OPTION CANCELLATION AGREEMENT") with Company, which Company shall use reasonable efforts to obtain from each such holder prior to or promptly after the Offer Completion, shall have the right to receive in cancellation of such Stock Option (whether or not such Stock Option is then exercisable) a cash payment from Company promptly and in any event within five days after the later of the Offer Completion or the execution of a Stock Option Cancellation Agreement, in an amount equal to the Stock Option Settlement Amount, without interest, but subject to all required tax withholdings by Company. Each Stock Option that is subject to a Stock Option Cancellation Agreement shall be canceled upon payment of the Stock Option Settlement Amount for such Option. The Company Board or the Committee appointed pursuant to Section 2 of the Funco, Inc. 1993 Stock Option Plan Amended and Restated Through July 31, 1998 has determined that a Potential Change in Control (as defined in said Stock Option Plan) has occurred for purposes of determining the Change in Control Price (as defined in said Stock Option Plan).

         Section 2.8       PAYMENT FOR SHARES.

                    (a) Prior to the Effective Time, Parent or Purchaser will designate The Bank of New York or any other bank or trust company located in the United States having capital, surplus and undivided profits exceeding $500,000,000 that is reasonably satisfactory to Company (the "DISBURSING AGENT") to receive cash in an amount equal to the product (rounded up or down to the nearest whole $.01, for which purpose $.005 shall be rounded up to the nearest whole $.01) of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares then held of record by Parent or Purchaser or any other direct or indirect wholly-owned subsidiary of Parent or Company), prorated for fractional shares, and (ii) the Merger Consideration (such amount being hereinafter referred to as the "EXCHANGE FUND").

                    (b) (i) At or before the Effective Time, Parent will deliver irrevocable written instructions to the Disbursing Agent in form and substance reasonably satisfactory to Company to make, out of the Exchange Fund, the payments referred to in Section 2.5(a) hereof in accordance with Section 2.8(c) hereof. Such irrevocable instructions may authorize the Disbursing Agent to invest amounts in the Exchange Fund as Parent directs, provided that all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $500,000,000 (collectively, "PERMITTED INVESTMENTS"); PROVIDED, HOWEVER, that the maturities of Permitted Investments will be such as to permit the Disbursing Agent to make prompt payments to Persons entitled thereto pursuant to this
Section 2.8. The Exchange Fund will not be used for any other purpose except as provided in this Agreement. Any net profit resulting from, or interest or income produced by, such investments will remain in the Exchange Fund. Parent and the Surviving Corporation jointly and severally agree to cause the Exchange Fund to be promptly replenished to the extent of any net losses incurred as a result of the Permitted Investments.

                           (ii) In addition, if after the Effective Time any
Person holding of record or beneficially owning Dissenting Shares shall become entitled to receive payment for such Dissenting Shares pursuant to Sections 302A.471 and 302A.473 of the MBCA, Parent will deliver irrevocable written instructions to the Disbursing Agent to pay either to such Person or to the Surviving Corporation the amount to which such Person is entitled, provided that the payment from the Exchange Fund with respect to any Dissenting Share will not exceed the Merger Consideration, and provided further that such instructions will, if sums are to be paid to the Surviving Corporation, be accompanied by a certificate of the Surviving Corporation that any sums so paid will be remitted by the Surviving Corporation to the shareholder or beneficial owner entitled thereto in accordance with Section 302A.473 of the MBCA.

                           (iii) Any amount remaining in the Exchange Fund one
year after the Closing Date (as hereinafter defined) may be refunded to the Surviving Corporation, at its option; PROVIDED, HOWEVER, that Parent and the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) will jointly and severally continue to be liable for any payments required to be made thereafter pursuant to Section 2.5(a) hereof or Section 302A.473 of the MBCA.

                    (c) As soon as practicable after the Effective Time, the Disbursing Agent will mail to each holder of record (other than Parent or Purchaser or any other direct or indirect wholly- owned subsidiary of Parent or Purchaser) of a certificate or certificates which, immediately prior to the Effective Time, represented issued and outstanding shares of Company Common Stock (other than Dissenting Shares) a letter of transmittal in form reasonably acceptable to Company (a "LETTER OF TRANSMITTAL") for return to the Disbursing Agent, and instructions for use in effecting the surrender of such certificate or certificates and the receipt of cash for each of such holder's shares of Company Common Stock pursuant to Section 2.5(a) hereof. The Disbursing Agent, as soon as practicable following receipt of any such certificate or certificates together with a duly executed Letter of Transmittal and any other items specified in the Letter of Transmittal, will pay by cashier's check of the Disbursing Agent to the Persons entitled thereto (subject to any required withholding of taxes by the Surviving Corporation) the amount (rounded up or down to the nearest whole $.01, for which purpose $.005 shall be rounded up to the nearest whole $.01) determined by multiplying (A) the number of shares of Company Common Stock represented by the certificate or certificates so surrendered (prorated for fractional shares) by (B) the Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender of any such certificate or certificates.

                    (d) In the event any such certificate or certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate or certificates to have been lost, stolen or destroyed, the amount to which such Person would have been entitled under Section 2.8(c) hereof but for failure to deliver such certificate or certificates to the Disbursing Agent will nevertheless be paid to such Person; PROVIDED, HOWEVER, that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such Person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Corporation or Parent with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         Section 2.9 NO FURTHER RIGHTS OR TRANSFERS. At the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and cease to exist, and each holder of a certificate or certificates that represented shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will cease to have any rights as a shareholder of Company with respect to the shares of Company Common Stock represented by such certificate or certificates, except for the right to surrender such certificate or certificates in exchange for the payment provided pursuant to Section 2.5(a) hereof or to preserve and perfect such holder's right to receive payment for such holder's shares pursuant to
Section 302A.473 of the MBCA and Section 2.6 hereof if such holder has validly exercised and not withdrawn or lost such right, and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation.

                              ARTICLE III. CLOSING

         Section 3.1 GENERALLY. Subject to the provisions of Articles VII and VIII hereof, the closing (the "CLOSING") of the transactions contemplated hereby will occur on the same business day as, and promptly following, the special meeting of the Shareholders to be called pursuant to Section 6.5 hereof, or at such other time as Company and Parent may mutually agree (the "CLOSING DATE"). The Closing will be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, or at such other place as Company and Parent may mutually agree.

         Section 3.2 DELIVERIES AT THE CLOSING. Subject to the provisions of Articles VII and VIII hereof, at the Closing:

                    (a) Company and Purchaser will cause the Articles of Merger to be filed as provided in Section 2.2 hereof and will take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective; and

                    (b) Subject to the right of the Surviving Corporation to receive a refund of amounts remaining in the Exchange Fund one year after the Closing Date under Section 2.8 hereof, Parent or Purchaser will irrevocably deposit with the Disbursing Agent the amount designated in Section 2.8(a) hereof.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent, as of April 26, 2000, unless otherwise expressly stated, that the statements contained in this Article IV are true and correct except as set forth herein and in the disclosure schedules delivered by Company to Parent's counsel on or before the date hereof (the "COMPANY DISCLOSURE SCHEDULE"). Notwithstanding the foregoing (i) the number of issued and outstanding shares of Company Common Stock at the opening of business on April 26, 2000 are 6,099,135 and the total number of options granted and outstanding at the opening of business on April 26, 2000 are 810,023, (ii) in connection with the declaration by the Board on March 31, 2000 of a Potential Change of Control under the 1993 Stock Option Plan Amended and Restated through July 31, 1998, all of the previously unvested options outstanding under the Stock Option Plan have become vested, (iii) Company may have entered into operating leases as lessee of real property since March 31, 2000 in the ordinary course of business that are not disclosed in the Company Disclosure Schedule,
(iv) Company was served on April 11, 2000 with a lawsuit in the District Court, Fourth Judicial District, Hennepin County, Minnesota, filed by Zimmerman Reed, P.L.L.P., Milberg Weiss Bershad Hynes & Lerach LLP and Carley & Geller, LLP, a copy of which has been provided to counsel for Parent, which was dismissed following the filing by plaintiff of a notice of dismissal on April 25, 2000,
(v) Company was served on April 28, 2000 with a lawsuit in the District Court, Fourth Judicial District, Hennepin County, Minnesota, filed by Zimmerman Reed, P.L.L.P., Milberg Weiss Bershad Hynes & Lerach LLP and Carley & Geller, LLP, a copy of which has been provided to counsel for Parent, and (vi) the key employment agreements referred to in Section 6.15 have been amended and restated to accelerate payments thereunder in the event of the completion by Electronics Boutique Holdings Corp. of its tender offer. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Article IV and the disclosure in any section shall qualify other sections in this Article IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. Matters reflected in the Company Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule. Such additional matters are set forth for informational purposes only.

         Section 4.1 ORGANIZATION. Each of Company and Company's Subsidiaries (including, without limitation, Sunrise Publications, Inc., a Minnesota corporation) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted. Each of Company and Company's Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect. As used in this Agreement, a "COMPANY MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, properties, financial condition or results of operation of Company and its Subsidiaries, taken as a whole (other than any such effect resulting from any change, event or condition generally applicable to the industries in which Company and its Subsidiaries operate or any change in general economic conditions). Except as set forth in the SEC Reports (as defined in Section 4.4) filed prior to the date hereof or on the Company Disclosure Schedule, neither Company nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Company or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Company and comprising less than five percent (5%) of the outstanding capital stock of such company. A true, correct and complete copy of the Articles of Incorporation and Bylaws of Company and each of the Material Subsidiaries has been delivered to Parent or Parent's counsel. As used in this Agreement, the term "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors of such corporation or other organization, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries. "MATERIAL SUBSIDIARIES" shall mean those Subsidiaries of Company set forth on the Company Disclosure Schedule, which Subsidiaries constitute all of Company's "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         Section 4.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of (i) 14,000,000 shares of Company Common Stock, of which, as of April 26, 2000, 6,099,135 shares are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which, as of the date of this Agreement, are issued and outstanding. No other capital stock of Company is authorized or issued and outstanding. All of the issued and outstanding shares of capital stock of Company and its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not granted in violation of any statutory or contractual preemptive rights. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of March 31, 2000, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "STOCK PLANS"), and the Persons to whom such options were granted. Except as set forth in the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls or other agreements or commitments pursuant to which Company or its Subsidiaries is or may become obligated to issue, sell, transfer or otherwise dispose of, or purchase, redeem or otherwise acquire, any shares of capital stock of, or other equity interests in, Company or its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, or enter into any such subscription, option , warrant, call or other agreement or commitment, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity interests. Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of its Subsidiaries, free and clear of all liens, security interests, pledges, charges and other encumbrances. Except for its ownership of 100% of the capital stock of Sunrise Publications, Inc., Company has no direct or indirect equity ownership interest in any corporation, limited liability company, partnership, joint venture or other business association. Neither Company nor any of its Subsidiaries is a party to any voting trust, proxy or other voting agreement or understanding with respect to any shares of the capital stock of Company.

         Section 4.3       AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND
                           CONSENTS.

                    (a) As of the date of this Agreement, Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to completion of the actions set forth in the next sentence. As of the date of this Agreement, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Company have been duly and validly authorized by all necessary corporate action on the part of Company, subject only to the approval of this Agreement by the Shareholders under the MBCA and the filing of the Articles of Merger with the Secretary of State of Minnesota. As of the date of this Agreement, this Agreement has been duly and validly executed and delivered by Company and, assuming the accuracy of the representations and warranties set forth in Section 5.2(a), constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

                    (b) Except as set forth on the Company Disclosure Schedule, the execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of Company or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, document, instrument or obligation to which Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, consents or waivers which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, except that no representation is made in this Agreement as to whether any lease of real property by Company or its Subsidiaries as lessee contains any provision prohibiting or limiting, or providing that a breach, violation, conflict, default, termination, cancellation, acceleration of any obligation, loss of any material benefit or any right to terminate, cancel or receive payment thereunder shall occur in the event of, a change in control or merger of the nature of the Acquisition without the waiver or consent of the other parties to the lease.

                    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT") and the expiration or termination of the waiting period under the HSR Act, (ii) the filing of Articles of Merger with the Secretary of State of the State of Minnesota, and compliance with the applicable requirements of the Exchange Act and Chapter 80B of the Minnesota Statutes, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (iv) such other consents, orders, declarations, authorizations, filings, approvals and registrations which, if not obtained or made, do not have, and are not reasonably likely to have, a Company Material Adverse Effect.

         Section 4.4       SEC FILINGS, FINANCIAL STATEMENTS.

                    (a) Company has made available to Parent, in the form filed with the SEC, its (A) Annual Report on Form 10-K for each of the fiscal years ended March 30, 1997, March 29, 1998 and March 28, 1999, inclusive, (B) Quarterly Reports on Form 10-Q for each of the fiscal quarters ended July 4, 1999, October 3, 1999 and January 2, 2000, (C) all proxy statements relating to Company's meetings of Shareholders (whether annual or special) held since January 1, 1997, and (D) all other reports, registration statements and other filings (including amendments to previously filed documents) filed by Company with the SEC since January 1, 1997 (all such reports, proxy statements, registration statements and filings, other than the Proxy Statement (as defined in Section 6.5(b)), being herein collectively called the "SEC REPORTS" and individually called an "SEC REPORT"). At the time filed, each SEC Report complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. No SEC Report, as of its filing date, or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any SEC Report filed prior to the date of this Agreement which was superseded by a subsequent SEC Report filed prior to the date of this Agreement. Since January 1, 1997, Company has filed all reports that it was required to file with the SEC pursuant to the Exchange Act and the rules and regulations of the SEC.

                    (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of Company and its Subsidiaries as of the dates and the consolidated results of its operations and consolidated cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, with respect to such adjustments taken as a whole. The unaudited balance sheet of Company, included in the Form 10-Q for the fiscal quarter ended January 2, 2000 is referred to herein as the "BALANCE SHEET."

                    (c) The Proxy Statement, at the time the Proxy Statement is mailed, will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will not, at the time of the Shareholders' Meeting (as defined in Section 6.5(a)) or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting (except that no representation, warranty or covenant is made by Company with respect to statements made in, or incorporated by reference into, the Proxy Statement based on information supplied to Company by Parent or Purchaser expressly for inclusion in the Proxy Statement). Neither the Schedule 14D-9 nor any information relating to Company or any of its Subsidiaries supplied by Company expressly for inclusion in the Schedule TO or the other Offer Documents will, at the respective times the Schedule 14D-9, the Schedule TO and the other Offer Documents (including any amendments or supplements thereto) are filed with the SEC and are first published, sent or given to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 4.5 NO UNDISCLOSED LIABILITIES. Except as set forth on the Company Disclosure Schedule, and except as disclosed in the SEC Reports filed prior to the date hereof, Company and its Subsidiaries do not have any material liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles), and whether due or to become due, which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. Since the date of the Balance Sheet, neither Company nor its Subsidiaries have incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Company dated as of the date of this Agreement prepared in accordance with generally accepted accounting principles as in effect on the date of this Agreement other than those arising in the ordinary course of business (including trade indebtedness) since the date of the Balance Sheet, which obligations or liabilities do not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Reports filed prior to the date hereof or on the Company Disclosure Schedule, since the date of the Balance Sheet, Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any occurrence or any development or combination of occurrences or developments of which Company has knowledge that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Company or any of its Subsidiaries which has had, or is reasonably likely to have, a Company Material Adverse Effect after giving effect to insurance coverage; (iii) any material change by Company or its Subsidiaries in their respective accounting methods, principles or practices to which Parent has not previously consented in writing; (iv) any revaluation by Company or its Subsidiaries of any of their respective assets having a Company Material Adverse Effect; or (v) any other action or event that would have required the consent of Parent pursuant to Section 6.1 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect.

         Section 4.7 ACCOUNTS RECEIVABLE. The accounts receivable of Company and its Subsidiaries have been accounted for in a manner consistent with accounts receivable for prior years, including the establishment of reserves for bad debt, and the bad debt reserves in prior years have been sufficient. The current bad debt reserves are reasonably expected to be sufficient and, to the extent insufficient, such insufficiency is not reasonably likely to have a Company Material Adverse Effect.

         Section 4.8 INVENTORIES. Except as disclosed in the Company Disclosure Schedule, the inventories of Company and its Subsidiaries as reflected on the Balance Sheet consist only of items in good condition and salable or usable in the ordinary course of business, except where the failure to be in such condition or so salable or usable does not have, and is not reasonably likely to have, a Company Material Adverse Effect. All inventories not written off have been priced at the lower of cost or market on a first in first out basis.

         Section 4.9       TAXES.

                    (a) For the purposes of this Agreement, a "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other Person with respect to Taxes of such other Person (including pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including any liability for Taxes of any predecessor entity.

                    (b) Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that do not have, and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There are no audits pending or known by Company to be contemplated with respect to Company's Tax returns as of the date of this Agreement. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the knowledge of Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that do not have, or are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), except for any such elections that are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. There are no liens for Taxes upon the assets of Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens that do not have, and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. No extension of a statute of limitations relating to any Taxes is in effect with respect to Company and its Subsidiaries as of the date of this Agreement.

                    (c) Neither Company nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income Tax return (or a group of corporations filing a consolidated, combined or unitary income Tax return under comparable provisions of state, local or foreign Tax law) for any taxable period beginning since the tax year ended March 29, 1992, other than a group the common parent of which was Company or any Subsidiary of Company.

                    (d) Neither Company nor any of its Subsidiaries has any obligation except with respect to the Company and its Subsidiaries under any agreement or arrangement with any other Person with respect to Taxes of such other Person (including pursuant to Treas. Reg.ss. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that do not have, and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

                    (e) Neither Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         Section 4.10 PROPERTIES. Neither Company nor its Subsidiaries owns any real property, other than leases of real property pursuant to which Company or such Subsidiary is lessee. Company and its Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to have a Company Material Adverse Effect.

         Section 4.11      INTELLECTUAL PROPERTY.

                    (a) Each of Company and its Subsidiaries owns, free and clear of all liens, mortgages, security interests, charges and encumbrances, and has good and merchantable title to, or holds adequate licenses or otherwise possesses all rights necessary to use, all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical engineering and marketing data and object and source codes, used in, or necessary for, the conduct of their respective business as now conducted (collectively, the "INTELLECTUAL PROPERTY"), except where the failure to own, license or otherwise have the right to use such Intellectual Property or the existence of liens, mortgages, security interests, charges or encumbrances thereon do not have, and are not reasonably likely to have, a Company Material Adverse Effect.

                    (b) Company Disclosure Schedule contains an accurate and complete list of (i) all such patents and all registered trademarks, trade names, service marks and copyrights, and all applications therefor and contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto which are material to Company and its Subsidiaries (other than licenses of the Intellectual Property granted by Company or its Subsidiaries to end users in the ordinary course of business); and (iii) all material agreements relating to any of the Intellectual Property that Company or any of its Subsidiaries is licensed or authorized to use by others (other than licenses of commercially available computer software). The patents, trademarks and copyrights constituting a part of the Intellectual Property are valid, subsisting and enforceable, and are duly recorded in the name of Company or such Subsidiary, except where the failure to be valid, subsisting, enforceable or duly recorded does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

                    (c) Each of Company and its Subsidiaries has the right to use all of the Intellectual Property in all jurisdictions in which it conducts or proposes to conduct business, except where the failure to have such right does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

                    (d) No claims have been asserted in writing challenging or questioning the ownership, validity, enforceability or use by Company or any of its Subsidiaries of the Intellectual Property owned by Company or any of its Subsidiaries which, if adversely determined, is reasonably likely to have a Company Material Adverse Effect, and, to the knowledge of Company, there is no valid basis for any such claim, and the use or other exploitation by Company or any of its Subsidiaries of the Intellectual Property owned by Company or any of its Subsidiaries or of the Intellectual Property licensed to Company or any of its Subsidiaries does not infringe on or otherwise impair the rights of any Person, except where such infringement or impairment is not reasonably likely to have a Company Material Adverse Effect. To the knowledge of Company, no other Person is infringing on the rights of Company or any of its Subsidiaries with respect to any of the Intellectual Property, except for those infringements which, individually or in the aggregate, do not have a Material Adverse Effect.

         Section 4.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. Company has made available to Parent true, correct and complete copies of all of the following written contracts and agreements, and summaries of all of the following oral contracts and agreements, presently in effect to which Company or any of its Subsidiaries is a party or to which it is bound as of the date of this Agreement, each of which (other than operating leases as lessee with respect to real property) is listed in the Company Disclosure Schedule:

                    (a) each employment agreement (other than those that are terminable by Company or any of its Subsidiaries without cost or penalty upon sixty (60) days' or less notice);

                    (b) each operating lease, whether as lessor or lessee, with respect to any real property;

                    (c) each contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright or other intangible asset (other than licenses of commercially available computer software);

                    (d) each loan or guaranty agreement, indenture or other instrument, contract or agreement under which any money has been borrowed or loaned within twenty-four months preceding the date of this Agreement, under which Company or any of its Subsidiaries has any continuing obligation or under which any note, bond or other evidence of indebtedness has been issued and remains outstanding;

                    (e) each mortgage, security agreement, conditional sales contract, capital lease or similar agreement which effectively creates a lien on any assets of Company or any of its Subsidiaries (other than any purchase money security interests granted in the ordinary course of business and any conditional sales contract, capital lease or similar agreement, in either case, which creates a lien only on tangible personal property);

                    (f) each contract restricting Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties (except those contained in operating leases of the nature referred to in clause (b) of this Section 4.12 under which Company or any of its Subsidiaries is a lessee);

                    (g) each plan of reorganization;

                    (h) each partnership or joint venture agreement;

                    (i) each collective bargaining agreement; and

                    (j) each other contract not made in the ordinary course of business which involves payments of $100,000 or more per year and is not terminable by Company or any of its Subsidiaries without cost or penalty upon sixty days' or less notice.

All of the foregoing are hereinafter collectively called "MATERIAL CONTRACTS." Each Material Contract is in full force and effect, unless the failure of any Material Contracts to be in full force and effect has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any other party is in breach of or in default under any Material Contract, except for breaches or defaults which have not had, and are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding anything herein stated, no representation is made in this Agreement as to whether any lease of real property by Company or its Subsidiaries contains any provision prohibiting or limiting, or providing that a breach or default thereunder shall occur in the event of, a change of control or merger of the nature of the Acquisition.

         Section 4.13 LITIGATION. Except as set forth on the Company Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against Company or any of its Subsidiaries pending or, to the knowledge of Company, threatened, which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the ability of Company to consummate the transactions contemplated by this Agreement, nor does Company have knowledge of any facts or circumstances which are reasonably likely to serve as the basis for the assertion of any of the foregoing. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or information, grand jury subpoenas or civil investigative demands or rewards against Company or any of its Subsidiaries relating to the business or assets of Company or any of its Subsidiaries that would have a Company Material Adverse Effect or is reasonably likely to have a material adverse effect on the ability of Company to consummate the transactions contemplated by this Agreement.

         Section 4.14      ENVIRONMENTAL MATTERS.

                    (a) To the knowledge of Company, except as disclosed in the SEC Reports filed prior to the date hereof or on the Company Disclosure Schedule and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) Company and its Subsidiaries are in material compliance with all applicable Environmental Laws;
(ii) the properties currently owned or operated by Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Company or any of its Subsidiaries; (iv) neither Company nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Company nor any of its Subsidiaries has released any Hazardous Substance; (vi) neither Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Company or any of its Subsidiaries that are reasonably likely to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Company pursuant to any Environmental Law.

                    (b) As used in this Agreement, the term "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to Persons or property.

                    (c) As used in this Agreement, the term "HAZARDOUS SUBSTANCE" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         Section 4.15      EMPLOYEE BENEFIT PLANS.

                    (a) Company has listed on the Company Disclosure Schedule all employee benefit plans ("EMPLOYEE BENEFIT PLANS"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material benefit arrangements that are not Employee Benefit Plans, including, but not limited to any arrangement providing insurance benefits, any incentive bonus or deferred bonus arrangement, any arrangement providing termination allowance, severance or similar benefits, any equity compensation plan, any deferred compensation plan, and any compensation policy or practice ("BENEFIT ARRANGEMENTS") (i) which are maintained, contributed to or required to be contributed to by Company or any entity that, together with Company as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code ("ERISA AFFILIATE") or under which Company or any ERISA Affiliate may incur any liability, and (ii) which cover the employees, former employees, directors or former directors of Company or any ERISA Affiliate ("EMPLOYEE PLANS").

                    (b) A true and complete copy of each written Employee Benefit Plan that covers employees or former employees of Company or any ERISA Affiliate, including, if applicable, each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such Employee Benefit Plan, has been made available to Parent. In addition, with respect to each such Employee Benefit Plan to the extent applicable, Company has delivered to Parent the most recently filed Federal Forms 5500, the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, and the most recent actuarial report or valuation, if applicable.

                    (c) Except as set forth on the Company Disclosure Schedule:

                           (i) Neither Company nor any ERISA Affiliate sponsors
or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, including any "multi-employer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA;

                           (ii) neither Company nor any ERISA Affiliate sponsors
or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of Company or any ERISA Affiliate, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code;

                           (iii) (A) all Employee Plans that cover or have
covered employees or former employees of Company have been maintained and operated, and currently are, in compliance with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and (B)

Company and the ERISA Affiliates have performed all obligations required to be performed by them under and are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans, except with respect to both clauses (A) and
(B), where non-compliance, non-performance, default or violation are not reasonably likely to have a Company Material Adverse Effect;

                           (iv) Each Employee Plan that covers or has covered
employees or former employees of Company and is intended to qualify under
Section 401(a) of the Code and each trust established pursuant to each such Employee Plan that is intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to Parent, and to Company's knowledge, nothing has occurred which is reasonably likely to impair such determination or otherwise adversely affect the tax-qualified status of such Employee Plan;

                           (v) Company and the ERISA Affiliates have made or
will make when due full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable law or required to be paid as expenses under such Employee Plan, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially and adversely affect the Employee Plans. No Pension Plan subject to Section 412 of the Code has incurred any "ACCUMULATED FUNDING DEFICIENCY" (as defined in said Section), whether or not material, as of the last day of the most recent plan year of such plan; and

                           (vi) other than claims for benefits in the ordinary
course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of Company, threatened, alleging any breach of the terms of any Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such Employee Plan other than those that do not have, and are not reasonably likely to have, a Company Material Adverse Effect.

                    (d) With respect to the Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect under ERISA, the Code or any other applicable law.

                    (e) Except as set forth on the Company Disclosure Schedule and except as disclosed in the SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company of the nature contemplated by this Agreement, or (ii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in the Company Disclosure Schedule, none of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder will trigger any "change of control" or similar provisions resulting in the acceleration of benefits or compensation with respect to any agreements with any officer or other key employee of Company or any of its Subsidiaries except for such applicable agreements as set forth on the Company Disclosure Schedule.

         Section 4.16 COMPLIANCE WITH LAWS. Each of Company and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation (including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act) with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply, violations or notices of violations which, individually or in the aggregate, do not have and are not reasonably likely to have a Company Material Adverse Effect. Neither Company nor any of its Subsidiaries has received any written notice of any actual, alleged or potential obligation on the part of Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature relating to the business of Company or any of its Subsidiaries or their respective assets in connection with any violation or alleged violation of applicable law (including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act), except any violation or alleged violation that does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         Section 4.17 GOVERNMENTAL PERMITS. Company and its Subsidiaries have in full force and effect all valid franchises, approvals, permits, licenses, waivers, orders, registrations, certificates or similar rights granted by local, state, federal or foreign governments or agencies or commissions, or departments thereof, or otherwise obtained pursuant to any law or regulation applicable to Company or any of its Subsidiaries, necessary to permit Company and its Subsidiaries to lawfully conduct and operate their respective business and own and use their respective assets in the manner in which each of them currently owns and uses such assets ("GOVERNMENTAL PERMITS"), except where the failure to have any such Governmental Permits does not have, and is not reasonably likely to have, a Company Material Adverse Effect. Each of Company and its Subsidiaries is in compliance with all terms and requirements of each Governmental Permit, except where non-compliance does not have, and is not reasonably likely to have, a Company Material Adverse Effect. There is no action pending or, to the knowledge of Company, threatened against Company or its Subsidiaries, seeking the revocation, cancellation, suspension or adverse modification or amendment of any of the Governmental Permits, except where such action does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         Section 4.18 YEAR 2000. Except as set forth in the SEC Reports, all computer hardware and software products used by Company and its Subsidiaries in their respective operations are able to accurately process time and date data (including calculating, comparing and sequencing) from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such computer hardware and software products, except where such inability does not have, and is not reasonably likely to have, a Company Material Adverse Effect.

         Section 4.19 LABOR MATTERS. Except as disclosed in the SEC Reports filed prior to the date hereof, neither Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date of this Agreement, is Company or any of its Subsidiaries the subject of any material proceeding asserting that Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Company, threatened, any material labor strike, walkout, work stoppage, slow-down or lockout involving Company or any of its Subsidiaries.

         Section 4.20 INSURANCE. The Company Disclosure Schedule lists all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Company or any of its Subsidiaries together with a brief description of the coverages afforded thereby. All such policies are in full force and effect in accordance with their terms; all premiums required to have been paid with respect thereto have been paid; no notice of cancellation has been received; to knowledge of Company, there is no existing default or event, which, with the giving of notice or the lapse of time or both, would constitute a default thereunder; and the coverage provided thereby, with respect to any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. No risks with respect to the business of Company or any of its Subsidiaries have been designed as being self-insured.

         Section 4.21 OPINION OF BLAIR. The Company Board or the Special Committee has received the opinion of Blair to the effect that, as of the date of execution of this Agreement, the cash consideration to be received by the Shareholders (other than Parent or Purchaser) in the Offer and the Merger is fair to such Shareholders from a financial point of view.

         Section 4.22 NO EXISTING DISCUSSIONS. As of the date of this Agreement, neither Company nor any of its affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.3(a)).

         Section 4.23 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding Shares of Company Common Stock, voting as a single class at the Shareholders' Meeting (as defined in Section 6.5(a)), is the only vote of the holders of any class or series of the capital stock of Company necessary to approve this Agreement and the transactions contemplated hereby.

         Section 4.24 PROXIES. David R. Pomije has tendered an irrevocable proxy to Parent pursuant to the terms of the Shareholder Agreement between Parent and Mr. Pomije, dated as of this date (the "SHAREHOLDER AGREEMENT"), which irrevocable proxy grants to Parent, in the aggregate, the right to vote up to 19.9% of the Company Common Stock in favor of the Merger.

         Section 4.25 TENDER OF SHARES. David R. Pomije has provided to Company his written commitment to tender all Shares owned of record or beneficially owned by him pursuant to the Offer with respect to up to 19.9% of the Company Common Stock.

         Section 4.26 TERMINATION OF EB MERGER AGREEMENT AND POMIJE SHAREHOLDER AGREEMENT. On or prior to the date of this Agreement, Company has terminated that certain Agreement and Plan of Merger, dated as of March 31, 2000, as amended on April 20, 2000, by and among Electronics Boutique Holdings Corp. ("EB"), EB Acquisition Corporation and Company (the "EB MERGER AGREEMENT") in accordance with its terms and that certain Shareholder Agreement, dated as of March 31, 2000, by and between EB and David R. Pomije has terminated in accordance with its terms.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

         Parent and Purchaser, jointly and severally, represent and warrant to Company that the statements contained in this Article V are true and correct.

         Section 5.1 ORGANIZATION OF PARENT. Each of Parent and Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted. Each of Parent and Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. As used in this Agreement, a "PARENT MATERIAL ADVERSE EFFECT" shall mean an effect that materially impairs the ability of Parent or Purchaser to consummate the transactions contemplated by this Agreement. Purchaser was formed solely for the purpose of completing the Offer and effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Offer and the Merger.

         Section 5.2       AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND
                           CONSENTS.

                    (a) Each of Parent and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, subject to completion of the actions set forth in the next sentence. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent and Purchaser have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, subject only to the filing of the Articles of Merger with the Secretary of State of Minnesota. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the accuracy of the representations and warranties set forth in Section 4.3(a), constitutes the legally valid and binding obligation of Parent and Purchaser, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                    (b) The execution and delivery of this Agreement by Parent and Purchaser does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Articles of Incorporation (as the case may be) or Bylaws of Parent or Purchaser, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or Purchaser is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Purchaser, except in case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, consents or waivers which are not, individually or in the aggregate, reasonably likely to have a Purchaser Material Adverse Effect.

                    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act and the expiration or termination of the waiting period under the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, and compliance with the applicable requirements of the Exchange Act and Chapter 80B of the Minnesota Statutes (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (iv) such other consents, orders, declarations, authorizations, filings, approvals and registrations which, if not obtained or made, do not have, and are not reasonably likely to have, a Parent Material Adverse Effect.

         Section 5.3 OFFER DOCUMENTS AND PROXY STATEMENT. None of the information furnished or to be furnished by Parent or Purchaser expressly for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time of the Shareholders' Meeting or at the Effective Time, as then amended or supplemented, omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting. Neither the Offer Documents, nor any information supplied by Parent or Purchaser expressly for inclusion in the Schedule 14D-9, will, at any time the Offer Documents or the Schedule 14D-9 (including any amendments or supplements thereto) are filed with the SEC or are first

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



published, sent or given to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.4 LITIGATION. No action, suit or proceeding, arbitration or investigation against Parent or Purchaser is pending or, to the knowledge of Parent or Purchaser, threatened against Parent or Purchaser as of the date of this Agreement which, individually or in the aggregate is reasonably likely to have a Parent Material Adverse Effect. Further, there are no judgments, orders, writs, injunctions, decrees, indictments or information, grand jury subpoenas or civil investigative demands or rewards against Parent or Purchaser that are reasonably likely to have a Parent Material Adverse Effect.

         Section 5.5 AVAILABILITY OF FUNDS. Parent has available cash and/or unused availability under existing borrowing facilities which are sufficient to enable it and Purchaser to consummate the transactions contemplated by this Agreement.

         Section 5.6 OWNERSHIP OF SHARES. Neither Parent nor any of its affiliates or associates (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Company.

                              ARTICLE VI. COVENANTS

         Section 6.1 CONDUCT OF BUSINESS. Except as expressly contemplated by this Agreement or as set forth on Section 6.1 of the Company Disclosure Schedule, during the period from April 26, 2000 and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Effective Time, Company agrees as to itself and its Subsidiaries (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Notwithstanding the foregoing, except as set forth on Section 6.1 of the Company Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company shall not (and shall not permit any of its Subsidiaries to), without the written consent of Parent, do any of the following:

                    (a) accelerate, amend or change the period of exercisability of options or restricted stock granted under any Stock Plan or authorize cash payments in exchange for any options granted under any such Stock Plan, except as required by the terms of such Stock Plan or any related agreements in effect as of the date of this Agreement;

                    (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

                    (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue, any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of options or warrants outstanding on the date of this Agreement;

                    (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for any such acquisitions involving aggregate consideration of not more than $50,000;

                    (e) sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business; PROVIDED, HOWEVER, that in no event shall Company enter into any agreement, option or other arrangement (including, without limitation, any joint venture) involving the licensing of its name in any foreign country, except for transactions in the ordinary course of business;

                    (f) enter into any material agreement or other arrangement which would constitute a Material Contract if Company or any of its Subsidiaries were a party thereto as of the date of this Agreement, which agreements or other arrangements obligate the Company to pay more than $50,000 thereunder, individually, or more than $100,000 in the aggregate; PROVIDED, HOWEVER, Company shall not (and shall not permit any of its Subsidiaries to) enter into any retail store leases without the prior written consent of Parent, such consent not to be unreasonably withheld;

                    (g) incur inventory other than in the ordinary course of business;

                    (h) (i) increase or agree to increase the compensation payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any consultants, employees, officers or directors, (iii) enter into any collective bargaining agreement (other than as required by

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



law or extensions to existing agreements in the ordinary course of business), or
(iv) establish, adopt, enter into or amend, in any manner materially adverse to the Company or its Subsidiaries, any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants;

                    (i) amend or propose to amend its Articles of Incorporation or Bylaws;

                    (j) incur any indebtedness for borrowed money other than intercompany indebtedness and indebtedness incurred in the ordinary course of business; PROVIDED, HOWEVER, in no event shall Company or any of its Subsidiaries incur any indebtedness for borrowed money in excess of $50,000 in the aggregate without the written consent of Parent;

                    (k) take any action that would or is reasonably likely to result in a breach of any covenant, agreement, representation or warranty set forth in this Agreement that is qualified as to materiality; or take any action that would or is reasonably likely to result in a breach of any covenant, agreement, representation or warranty set forth in this Agreement that is not so qualified, which breach is reasonably likely to have a Company Material Adverse Effect;

                    (l) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income tax return for the taxable year ended March 28, 1999, except as may be required by applicable law;

                    (m) settle any material litigation, such consent of Parent not to be unreasonably withheld;

                    (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through (m) above.

         Section 6.2 COOPERATION; NOTICE; CURE. Subject to compliance with applicable law, from the date hereof until the earlier of the Effective Time or the termination of this Agreement, Company shall confer on a regular and frequent basis with one or more representatives of Parent to report on the general status of ongoing operations and litigation, and shall promptly provide Parent or its counsel with copies of all filings made by Company with the SEC or with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby. Each party shall notify the other party of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to the notifying party, that causes or will cause any covenant or agreement of the notifying party under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of the notifying party contained in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         Section 6.3       NO SOLICITATION.

                    (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Company shall not and will not authorize or permit any of its officers, directors, employees, financial advisors, representatives or agents to (i) solicit, seek, initiate, or encourage any inquiries or proposals that constitute, or would be reasonably likely to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets of Company and its Subsidiaries, taken as whole (other than the sale of inventory or obsolete property in the ordinary course of business), sale of shares of its capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "ACQUISITION PROPOSAL"), (ii) engage in negotiations or discussions with any Person other than Parent or its affiliates (a "THIRD PARTY") concerning, or provide any non-public information to any Person relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Company or the Company Board or the Special Committee from (A) furnishing nonpublic information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Acquisition Proposal by such Person or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Acquisition Proposal to the Shareholders, if and only to the extent that (1) the Company Board or the Special Committee believes in good faith (after consultation with its financial and legal advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to the Shareholders than the transactions contemplated by this Agreement, and the Company Board or the Special Committee determines in good faith after consultation with outside legal counsel that such action is required for the Company Board or the Special Committee to comply with its fiduciary duties to the Shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Company Board or the Special Committee receives from such Person an executed confidentiality and standstill agreement with terms no less favorable to Company than those contained in the Confidentiality Agreement, dated April 21, 1999 between Babbage's Etc., LLC and Company, as supplemented by letter agreement, dated April 7, 2000, by and among Parent, Babbage's Etc., LLC and Company (as supplemented, the "CONFIDENTIALITY AGREEMENT"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Company agrees not to release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Company Board or the Special Committee determines in good faith after consultation with outside legal counsel that such action is necessary for the Company Board or the Special Committee to comply with its fiduciary duties to its Shareholders under applicable law. Notwithstanding anything stated in this Section 6.3, the Company need not refuse a request from any Person who has signed a standstill agreement with the Company to make an Acquisition Proposal to the Chief Executive Officer or the Board of Directors of the Company if the Company Board or the Special Committee determines in good faith after consultation with outside legal counsel that such action is necessary for the Company Board or the Special Committee to comply with its fiduciary duties to Shareholders under applicable law.

                    (b) Company shall notify Parent immediately after receipt by Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to its properties, books or records by any Person that informs Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact (including, without limitation, the identity of the Person making the Acquisition Proposal). Company shall continue to keep Parent informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

                    (c) Neither the Company Board nor the Special Committee shall withdraw, modify or change, or propose to withdraw, modify or change, in a manner adverse to Parent, the approval or recommendation by the Company Board or the Special Committee, as the case may be, of the Offer, this Agreement or the Merger unless the Company Board or the Special Committee, as the case may be, determines, in the exercise of its fiduciary duties, that it is necessary to do so. Nothing contained in this Section 6.3(c) will prohibit Company from taking and disclosing to the Shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act.

         Section 6.4 ACCESS TO INFORMATION AND COMPANY EMPLOYEES. Upon reasonable notice, Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent access, during normal business hours during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement, to all its personnel, properties, books, contracts, commitments and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. In connection with such access, Parent and each such representative will act in a manner as not to unreasonably interfere with the operations of Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to complete the Offer or the Merger. In addition, Company shall (and shall cause its Subsidiaries to) offer to the representatives of Parent access, during normal business hours during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement, to all of Company's and its Subsidiaries' current employees for purposes of conducting any analysis reasonably related to such employees' employment by Company or any of its Subsidiaries and the prospect of such employees' continued employment by Parent, the Surviving Corporation, its Subsidiaries or any other affiliate of Parent after the Effective Time; PROVIDED, HOWEVER, that such access shall be subject to the prior consent of Company, such consent not to be unreasonably withheld, and FURTHER PROVIDED, that a representative of Company shall be entitled to participate in any meetings with employees. In connection with such access, Parent and each such representative will act in a manner as not to unreasonably interfere with the operations of Company and its Subsidiaries.

         Section 6.5       SHAREHOLDERS' MEETING.

                    (a) Company shall call a meeting of its Shareholders to be held as promptly as practicable upon the purchase of Shares by Purchaser pursuant to the Offer (provided the Minimum Condition has been satisfied) (the "OFFER COMPLETION") for the purpose of voting upon the approval of this Agreement and the Merger (the "SHAREHOLDERS' MEETING").

                    (b) Except as provided in Section 6.5(c), Company (i) as promptly as reasonably practicable following the Offer Completion, will prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to the Shareholders' Meeting (such proxy statement, together with any amendments thereof or supplements thereto, being herein called the "PROXY STATEMENT"), (ii) will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable, if such clearance is required, and (iii) as soon as reasonably practicable thereafter, will cause copies of such Proxy Statement and form of proxy to be mailed to the Shareholders in accordance with the provisions of the MBCA. Prior to the filing of the Proxy Statement and form of proxy with the SEC, Company will provide reasonable opportunity for Parent to review and comment upon the contents of the Proxy Statement and form of proxy. The Proxy Statement and form of proxy will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC. The Proxy Statement will include the recommendation of the Company Board that the Shareholders approve this Agreement, unless the Company Board, in the exercise of its fiduciary duties, shall determine that such recommendation should not be made. After the delivery to the Shareholders of copies of the Proxy Statement and form of proxy, Company will use its reasonable best efforts to solicit proxies in connection with such Shareholders' Meeting in favor of approval of this Agreement, unless the Company Board shall determine, in the exercise of its fiduciary duties, that such solicitation should not be made. Parent and Purchaser will vote all shares of Company Common Stock owned or controlled by them in favor of the approval of this Agreement. Each of Parent, Purchaser and Company will use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all comments and requests of the SEC with respect to the Proxy Statement and to file all required supplements and amendments to the Proxy Statement with the SEC and cause them to be mailed to the Shareholders at the earliest practicable time.

                    (c) Notwithstanding Section 6.5(a) or (b) hereof, in the event that Parent, Purchaser or any other Subsidiary of Parent acquires, directly or indirectly, at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto will take all necessary and appropriate action to cause the Merger to become effective in accordance with Section 302A.621 of

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



the MBCA without a meeting of the Shareholders as soon as practicable after the acceptance for payment and purchase of the Shares by Parent pursuant to the Offer.

         Section 6.6       LEGAL CONDITIONS TO MERGER.

                    (a) Company, Parent and Purchaser shall each use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any material consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the completion of the Offer and the Merger, and (iii) as promptly as practicable and, with respect to the Offer, in any event within the time periods specified in Article I, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Offer and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law (provided that nothing herein stated shall require Company to take or cause to be taken any action, or to do or cause to be done any things, which the Company Board, in the exercise of its fiduciary duties, determines, in good faith after consultation with its legal advisors, should not be taken or done). Company, Parent and Purchaser shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, consult with the non-filing party regarding additions, deletions or changes suggested by the non-filing party in connection therewith.

                    (b) Company and Parent agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances required for completion of the Offer and the Closing (including compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and, to the extent not inconsistent with the fiduciary duties of their respective Board of Directors, to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the completion of the Offer, the consummation of the Merger or any other transactions contemplated by this Agreement. Each of Company and Parent shall use reasonable efforts to make their initial filing under the HSR Act with the appropriate Governmental Entities within ten business days after the date of this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, or any other federal, state or foreign antitrust or fair trade law. Company,

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



Parent and Purchaser shall cooperate and work together in any proceedings or negotiations with any Governmental Entity relating to any of the foregoing.

                    (c) Each of Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties related to or required in connection with the completion of the Offer and Merger, other than those notices, the failure of which to give is not reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

         Section 6.7 PUBLIC DISCLOSURE. Company and Parent shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation; PROVIDED, HOWEVER, subject to the obligation to consult with respect to the content of such notice, as provided above, nothing contained in this Section is intended to prevent any party from making any public disclosure it believes in good faith after consultation with its legal advisors is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

         Section 6.8 BROKERS OR FINDERS. Each of Parent and Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Blair, whose fees and expenses will be paid by Company in accordance with Company's agreement with such firm (a copy of which has been delivered by Company to Parent prior to the date of this Agreement).

         Section 6.9 AMENDMENT OF COMPANY'S EMPLOYEE BENEFIT PLANS. Company will, effective at or immediately prior to the Effective Time, cause any Employee Benefit Plans which it may have to be amended, to the extent, if any, reasonably requested by Parent, for the purpose of permitting such Employee Benefit Plan to continue to operate in conformity with ERISA and the Code following the Merger.

         Section 6.10 STOCK OPTIONS. Company will use its reasonable efforts to cause each Stock Option outstanding after the Offer Completion (whether or not such Stock Option is then exercisable) to be canceled promptly after the Offer Completion and prior to the Effective Time pursuant to action of the Company Board or a Stock Option Cancellation Agreement in consideration for a cash payment by Company equal to the Stock Option Settlement Amount for such Stock Option or such higher amount as may be required by the terms of the applicable stock option plans, subject to all applicable tax withholding. Company shall comply with all applicable requirements regarding income tax withholding in connection with the foregoing.


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



         Section 6.11 CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement shall remain in full force and effect until the Effective Time, without modification, except that the Confidentiality Agreement shall be deemed to be dated and restated as of the date of this Agreement, and all obligations contained in the Confidentiality Agreement that extend two years from and after the date of the Confidentiality Agreement shall be deemed for all purposes to extend for two years from and after the date of this Agreement. Until the Effective Time, Company and Parent agree to comply with the terms of the Confidentiality Agreement.

         Section 6.12      EMPLOYEE MATTERS.

                    (a) For a period of at least one year after the Offer Completion, Parent will, or will cause the Surviving Corporation, its Subsidiaries or any other affiliate of Parent to, maintain welfare and pension benefit plans, programs and arrangements for the benefit of those Persons who were employees of Company or its Subsidiaries immediately prior to the Offer Completion for so long as such Persons continue to be employees of Parent, the Surviving Corporation, its Subsidiaries or any other affiliate of Parent after the Offer Completion, which plans, programs and arrangements are, in the aggregate, no less favorable than those provided by Company and its Subsidiaries to such Persons immediately prior to the Offer Completion(provided that nothing herein shall obligate Parent, the Surviving Corporation, its Subsidiaries or any other affiliate of Parent to provide such Persons with any stock of the Surviving Corporation or any of its Subsidiaries or stock based compensation related to stock of the Surviving Corporation or any of its Subsidiaries).

                    (b) From and after the Effective Time, for purposes of determining eligibility, vesting and entitlement to vacation and severance benefits for Persons employed by Company or any of its Subsidiaries immediately prior to the Effective Time under any compensation, severance, welfare, pension, benefit or savings plan of Parent or any of its affiliates in which such Persons become eligible to participate (whether pursuant to Section 6.12(a) or otherwise), employment by Company or its Subsidiaries (whether before or after the Effective Time) will be credited as if such Person had been employed by Parent or any such affiliate.

                    (c) If the Surviving Corporation or any of its Subsidiaries, or any of their respective successors or assigns, transfers all or substantially all of its properties and assets to any Person or Persons (other than Parent or an affiliate of Parent), then, and in each such case, proper provision will be made so that the transferee assumes (and if more than one, the transferees assume, jointly and severally) the obligations set forth in this Section 6.12.

         Section 6.13 INDEMNIFICATION. All rights to indemnification, expense advancement and exculpation existing in favor of any present or former director or officer of Company or any of its Subsidiaries, as provided in the Articles of Incorporation, Bylaws or similar organizational documents of Company or any of its Subsidiaries or by law as in effect on the date hereof, will survive the Merger for a period of six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or prior to the Effective Time (including consummation of the transactions contemplated by this Agreement), and no action taken during such period will be deemed to diminish the obligations set forth in this Section
6.13. Parent hereby guarantees, effective upon the Effective Time, all obligations of the Surviving Corporation and its Subsidiaries in respect of such indemnification and expense advancement.

         Section 6.14 DIRECTORS AND OFFICERS LIABILITY INSURANCE. For a period from the Offer Completion until at least six years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect either (i) the current policy of directors' and officers' liability insurance maintained by Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events which occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement), or (ii) a runoff (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events which occurred at or before the Effective Time (including consummation of the transactions contemplated by this Agreement); and such policies or endorsements will name as insureds thereunder all present and former directors and officers of Company or its Subsidiary. Notwithstanding the foregoing, in the event the amount of the coverage required pursuant to this Section exceeds 200% of the amount of the annual premiums paid as of the date hereof by Parent for such coverage or equivalent coverage, Parent shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to no more than 200% of the amount of the annual premiums paid as of the date hereof by Company for such coverage.

         Section 6.15 KEY EMPLOYEE AGREEMENTS. Immediately after the Offer Completion, Parent and the Surviving Corporation will be deemed, by virtue of the execution by Parent and Purchaser of this Agreement, to have jointly and severally assumed and agreed to perform, the obligations of Company under each of the Company's Employee Agreements, dated as of May 19, 1999, as amended, between the Company and each of the employees listed on Section 6.15 of the Company Disclosure Schedule.

         Section 6.16 EB TERMINATION FEE. Immediately after the execution of this Agreement and the Shareholder Agreement, Parent will wire transfer immediately available funds to a bank account designated by Company in an amount equal to the Termination Fee required to be paid by Company pursuant to the EB Merger Agreement, which funds shall be used by Company solely for such purpose.

                        ARTICLE VII. CONDITIONS TO MERGER

         Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                    (a) COMMENCEMENT OF OFFER; PURCHASE OF SHARES. Parent shall have caused Purchaser to make the Offer, and Purchaser shall have purchased the Shares validly tendered and not withdrawn pursuant to the Offer, provided that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept tender of or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

                    (b) SHAREHOLDER APPROVAL. If so required by the MBCA, this Agreement and the Merger shall have been approved in the manner required by the MBCA by the holders of a majority of the issued and outstanding Shares.

                    (c) HSR ACT. Any waiting period applicable to the Acquisition under the HSR Act shall have expired or been terminated.

                    (d) NO INJUNCTIONS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                     ARTICLE VIII. TERMINATION AND AMENDMENT

         Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(e), by written notice by the terminating party to the other party), whether before or after approval of this Agreement and the Merger by the Shareholders:

                    (a) by mutual written consent of Company and Parent; or

                    (b) by either Company or Parent if the Offer Completion shall not have occurred by August 4, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a party if such party's failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Offer Completion to occur on or before such date, and provided further that Parent may not terminate this Agreement pursuant to this Section 8.1(b) unless the failure of the Offer Completion to occur prior to the Outside Date resulted from the failure of an Offer Condition to be satisfied; or

                    (c) by either Company or Parent if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger; or

                    (d) by Company or Parent, if (i) the Company Board or the Special Committee, in the exercise of its fiduciary duties, in good faith after consultation with its legal advisors, shall have withdrawn or modified, in any manner adverse to Parent as reasonably determined by Parent, its recommendation of this Agreement, the Offer or the Merger prior to the Offer Completion; (ii) the Company Board or the Special Committee, in the good faith exercise of its fiduciary duties, after consultation with its legal advisors, shall have recommended to the Shareholders an Alternative Transaction (as defined in Section 8.3(d)) prior to the Offer Completion; PROVIDED, HOWEVER, Company shall not terminate this Agreement pursuant to this Section 8.1(d)(ii) and enter into a definitive agreement for such Alternative Transaction until the expiration of five business days following Parent's receipt of written notice advising Parent that Company has received a proposal for an Alternative Transaction, which notice shall specify the material terms and conditions of such proposal (including a copy thereof), identify the Person making such proposal and state whether Company intends to enter into a definitive agreement for such Alternative Transaction; AND FURTHER PROVIDED Company shall have afforded a reasonable opportunity within such five business day period to Parent after delivering such notice to make such adjustments to the terms and conditions of this Agreement as would enable the Company Board or the Special Committee to maintain its recommendation of this Agreement, the Offer and the Merger to the Shareholders and enable Company to proceed with the Merger on such adjusted terms; (iii) a tender offer or exchange offer for 35% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Company Board or the Special Committee recommends, prior to the Offer Completion, that the Shareholders tender their shares in such tender or exchange offer; or (iv) the Offer expires or is terminated or withdrawn pursuant to its terms as a result of the failure of any of the Offer Conditions to be satisfied or waived prior to the Expiration Date (provided that neither Parent nor Purchaser may terminate this Agreement pursuant to this Section 8.1(d)(iv) if such Offer Conditions are not satisfied as a result of a breach by Parent or Purchaser of obligations of Parent or Purchaser under this Agreement);

                    (e) by Company or Parent at any time prior to the Offer Completion, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach would impair the ability of the breaching party to consummate the transactions contemplated by this Agreement or, if the breach is by Company, would have a Company Material Adverse Effect, and which shall not have been cured within fifteen days following receipt by the breaching party of written notice of such breach from the other party; PROVIDED, HOWEVER, to the extent that any such representation, warranty, covenant or agreement of Company is qualified as to materiality, such representation, warranty, covenant or agreement by Company shall not be deemed to be so qualified for purposes of this subsection.

         Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Company, Parent or their respective officers, directors, shareholders or affiliates, except as set forth in Sections 8.3 and 9.12; PROVIDED, HOWEVER, that such termination shall not limit liability for a willful and material breach of this Agreement; AND FURTHER PROVIDED that the provisions of Sections 8.3 and 9.12 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.3       FEES AND EXPENSES.

                    (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, if the Merger is not consummated.

                    (b) Company shall pay Parent a termination fee equal to $3,000,000.00, plus up to $500,000.00 for fees and expenses incurred in connection with the transactions contemplated by this Agreement (the "TERMINATION FEE") if this Agreement is terminated:

                           (i) pursuant to Sections 8.1(b) or 8.1(d)(iv) if a
proposal for an Alternative Transaction involving Company shall have been made on or after April 26, 2000 and prior to the Offer Completion; PROVIDED, HOWEVER, such termination occurs upon the failure to satisfy the Minimum Condition; or

                           (ii) pursuant to Section 8.1(d)(i), (ii) or (iii); or

                           (iii) pursuant to Section 8.1(e), but only if a
proposal for an Alternative Transaction involving Company shall have been made on or after April 26, 2000 and prior to the Offer Completion and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within 12 months after such termination.

                    (c) The Termination Fee shall be paid within five business days after the conditions requiring the payment thereof first occur.

                    (d) In no event shall more than one Termination Fee be payable under this Section 8.3, and in no event shall a Termination Fee be payable under this Section 8.3 if, at the time of termination of this Agreement, Company shall have the right to terminate this Agreement pursuant to Section 8.1(e).

                    (e) As used in this Agreement, "ALTERNATIVE TRANSACTION" means either (i) a transaction pursuant to which any Third Party acquires more than 35% of the outstanding shares of Company Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Company pursuant to which any Third Party acquires more than 35% of the outstanding shares of Company Common Stock or of the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires assets (including for this purpose the outstanding equity securities of Subsidiaries of Company) of Company having a fair market value (as determined by the Company Board in good faith) equal to more than 35% of the fair market value of all the assets of Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

                            ARTICLE IX. MISCELLANEOUS

         Section 9.1 AMENDMENT. This Agreement may be amended, modified or supplemented by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Shareholders, but, after any such approval, no amendment, modification or supplement shall be made which decreases the amount, or changes the form of Merger Consideration, or by law requires further approval by the Shareholders, in each case without further approval by the Shareholders. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.2 EXTENSION; WAIVER; CONSENT. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed and not otherwise limited by this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein, other than the conditions set forth in Section 7.1. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

         Section 9.3 TERMINATION OF REPRESENTATIONS AND WARRANTIES OF COMPANY. The representations and warranties of Company set forth in this Agreement (including those set forth in the Company Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time.

         Section 9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, telecopied (which is confirmed and shall be effective when confirmed), delivered by express delivery service (effective when delivered), or mailed by registered or certified mail (return receipt requested), effective three business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    (a)    if to Company, to

                           Funco, Inc.
                           10120 West 76th Street
                           Minneapolis, Minnesota  55334
                           Attention:  President and Chief Operating Officer
                           Telecopy:   (612) 946-8122
                           with a copy to:

                           Faegre & Benson LLP
                           2200 Norwest Center
                           90 South Seventh Street
                           Minneapolis, Minnesota  55402-3901
                           Attention:  Philip S. Garon, Esquire
                           Telecopy:   (612) 336-3026

                    (b)    if to Parent or Purchaser, to
                           Barnes & Noble, Inc.
                           122 Fifth Avenue
                           New York, New York 10011
                           Attention:  Michael Archbold
                           Telecopy:  (212) 633-3344

                           with a copy to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, New York 10104
                           Attention:  Stuart A. Gordon, Esquire
                           Telecopy:  (212) 541-1360


         Section 9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The phrase "to the knowledge of the Company" or any similar phrase shall mean the actual knowledge, after due inquiry, of one or more of the individuals identified in Section 9.5 of the Company Disclosure Schedule. All dollar amounts referred to in this Agreement are expressed in United States funds. The phrase "business day" shall mean any day other than a Saturday, Sunday or any day which is a legal holiday or a day on which banking institutions in New York are authorized or required by law or other action of a Governmental Entity to close. The terms "affiliate" and "associate" shall have the meanings set forth in the Exchange Act.

         Section 9.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.7 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 9.8 SEVERABILITY. If any term, provision, covenant, agreement or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

         Section 9.9 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the Company Disclosure Schedule and the Confidentiality Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and understanding and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as set forth in Sections 6.13,
6.14 and 6.15 and Articles I and II are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and the Confidentiality Agreement, neither Company nor Parent makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing. Without limiting the generality of the preceding sentence, no estimates, projections or predictions regarding Company or its Subsidiaries that have been provided to Parent, Purchaser or any of their representatives shall be deemed to be representations or warranties of Company.

         Section 9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent such matter is the proper subject of the MBCA in which event the laws of the State of Minnesota shall control) without regard to any applicable conflicts of law.

         Section 9.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, the direct parent of Purchaser may at any time prior to the Effective Time transfer all of the capital stock of Purchaser to Parent or to another wholly owned subsidiary of Parent, and Company hereby acknowledges and agrees that such transfer may be consummated at or before such time.

         Section 9.12 REIMBURSEMENT TO PARENT. Company shall pay Parent an amount (the "Reimbursement Fee") equal to the aggregate sum paid by Parent to Company pursuant to Section 6.16 in the event (a) a Termination Fee is paid or payable by Company to Parent pursuant to the terms of Section 8.3 or (b) this Agreement is terminated by Parent pursuant to Section 8.1(e). In no event shall more than one Reimbursement Fee be payable under this Section 9.12. The Reimbursement Fee shall be paid concurrently with the payment of the Termination Fee or, in the event the Reimbursement Fee is payable pursuant to clause (b) above, within five business days after such termination pursuant to Section 8.1(e).

         Section 9.13 INDEX TO DEFINED TERMS. The definition of each of the following defined terms is contained in the sections of this Agreement set forth below:



                                                       Cross Reference
         DEFINED TERM                                  IN AGREEMENT
         ------------                                  ------------

         Acquisition                                   Recitals
         Acquisition Proposal                          Section 6.3(a)
         Agreement                                     Preamble
         Alternative Transaction                       Section 8.3(e)
         Articles of Merger                            Section 2.2
         Balance Sheet                                 Section 4.4(b)
         Bankruptcy and Equity Exception               Section 4.3(a)
         Benefit Arrangements                          Section 4.15(a)
         Blair                                         Section 1.3(a)
         Board Percentage                              Section 1.4(a)
         Closing                                       Section 3.1
         Closing Date                                  Section 3.1
         Code                                          Section 4.9(b)
         Company                                       Preamble
         Company Board                                 Recitals
         Company Common Stock                          Section 2.5(a)
         Company Disclosure Schedule                   Article IV
         Company Material Adverse Effect               Section 4.1
         Company Supplied Information                  Section 1.2(a)
         Confidentiality Agreement                     Section 6.3(a)
         Disbursing Agent                              Section 2.8(a)
         Dissenting Shares                             Section 2.6(a)
         EB Merger Agreement                           Section 4.26
         Effective Time                                Section 2.2
         Employee Benefit Plans                        Section 4.15(a)

         Employee Plans                                Section 4.15(a)
         Environmental Law                             Section 4.14(b)
         ERISA                                         Section 4.15(a)
         ERISA Affiliate                               Section 4.15(a)
         Exchange Act                                  Section 1.1(a)
         Exchange Fund                                 Section 2.8(a)
         Expiration Date                               Section 1.1(b)
         Governmental Entity                           Section 4.3(c)
         Governmental Permits                          Section 4.17
         Hazardous Substance                           Section 4.14(c)
         HSR Act                                       Section 4.3(c)
         Intellectual Property                         Section 4.11(a)
         IRS                                           Section 4.9(b)
         Letter of Transmittal                         Section 2.8(c)
         Material Contracts                            Section 4.12
         Material Subsidiaries                         Section 4.1
         MBCA                                          Recitals
         Merger                                        Recitals
         Merger Consideration                          Section 2.5(a)
         Minimum Condition                             Annex A
         Offer                                         Recitals
         Offer Completion                              Section 6.5(a)
         Offer Conditions                              Section 1.1(a)
         Offer Documents                               Section 1.2(a)
         Outside Date                                  Section 8.1(b)
         Parent                                        Preamble
         Parent's Designees                            Section 1.4(a)
         Parent Material Adverse Effect                Section 5.1
         Parent Supplied Information                   Section 1.3(b)
         Permitted Investments                         Section 2.8(b)
         Per Share Amount                              Recitals
         Person                                        Section 1.1(a)
         Proxy Statement                               Section 6.5(b)
         Purchaser                                     Preamble
         Purchaser Common Stock                        Section 2.5(b)
         Schedule 14D-9                                Section 1.3(b)
         Schedule TO                                   Section 1.2(a)
         SEC                                           Section 1.1(b)
         SEC Reports                                   Section 4.4(a)
         Securities Act                                Section 4.1
         Shareholder Agreement                         Section 4.24
         Shareholders                                  Recitals
         Shareholders' Meeting                         Section 6.5

         Shares                                        Recitals
         Special Committee                             Section 1.3(a)
         Stock Option                                  Section 2.7
         Stock Option Cancellation Agreement           Section 2.7
         Stock Option Settlement Amount                Section 2.7
         Stock Plans                                   Section 4.2
         Subsidiary                                    Section 4.1
         Surviving Corporation                         Section 2.1
         Surviving Corporation Common Stock            Section 2.5(b)
         Tax                                           Section 4.9(a)
         Taxes                                         Section 4.9 (a)
         Termination Fee                               Section 8.3(b)
         Third Party                                   Section 6.3(a)
         Voting Securities                             Annex A

         IN WITNESS WHEREOF, the undersigned caused this Agreement and Plan of Merger to be signed by their respective duly authorized officers as of the date first written above.



                                        FUNCO, INC.

                                        By: /s/ Stanley A. Bodine
                                            -------------------------------
                                            Name: Stanley A. Bodine
                                            Title:   President

                                        BARNES & NOBLE, INC.

                                        By: /s/ Maureen O'Connell
                                            -------------------------------
                                            Name: Maureen O'Connell
                                            Title:   Chief Financial Officer

                                        B&N ACQUISITION CORPORATION

                                        By: /s/ R. Richard Fontaine
                                            -------------------------------
                                            Name: R. Richard Fontaine
                                            Title:   Chief Executive Officer

                                                                         ANNEX A


                      CONDITIONS TO COMPLETION OF THE OFFER


         Notwithstanding any other provision of the Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares, and (subject to any such rules or regulations) may postpone the acceptance for payment or payment for any Shares tendered, and may amend or terminate (if, when and as permitted by this Agreement) the Offer, (a) unless the following conditions have been satisfied: (1) there have been validly tendered and not withdrawn before the Expiration Date a number of Shares which, together with all Shares already owned, directly or indirectly, by Parent or Purchaser, represents at least 51% of the total voting power of the outstanding securities of Company entitled to vote in the election of directors or in a merger ("VOTING SECURITIES"), calculated on a fully diluted basis, on the date of purchase (the "MINIMUM CONDITION") ("on a fully diluted basis" having the following meaning, as of any date: the number of Shares outstanding, together with the number of Shares Company is then required to issue pursuant to obligations outstanding at that date under employee or nonemployee director stock option or other benefit plans or otherwise) and (2) any applicable waiting periods under the HSR Act shall have expired or been terminated before the Expiration Date, or (b) if at any time on or after the date of this Agreement and before the Expiration Date, any of the following shall have occurred:

                    (i) any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree or temporary or preliminary injunction that shall not have been lifted prior to the Expiration Date or permanent injunction or other order (other than the application of the waiting period provisions of the HSR Act to the Offer or the Merger) which is in effect and which (A) restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including the Offer or the Merger, (B) prohibits or limits materially the ownership or operation by Parent or any of its Subsidiaries of all or any portion of the business or assets of Company and its Subsidiaries, taken as a whole, or compels Company, Parent or any Subsidiary of Parent to dispose of or hold separate all or any material portion of the business or assets of Company and its Subsidiaries, taken as a whole, as a result of the completion of the Offer or the Merger, or (C) imposes limitations on the ability of Parent, Purchaser, or any Subsidiary of Parent to exercise effectively full rights of ownership of any Shares, including without limitation the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Shareholders, including without limitation the approval of this Agreement and the transactions contemplated thereby;

                    (ii) there shall be instituted by any Governmental Entity and pending any action or proceeding before any United States or foreign court or governmental entity or authority of competent jurisdiction seeking any order, decree or injunction having any effect set forth in paragraph (i) above;

                    (iii) the representations and warranties of Company contained in this Agreement that are qualified as to Company Material Adverse Effect shall not be true and correct in any respect, and the representations and warranties of Company contained in this Agreement that are not so qualified shall not be true and correct in any respect and which untruth or incorrectness, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect or materially impair the ability of Company to consummate the transactions contemplated by this Agreement as of the Expiration Date as though made on and as of such date (except for representations and warranties made as of a specified date, unless they shall not be true and correct as of the specified date);

                    (iv) Company shall not have complied in all material respects with its covenants under this Agreement and such failure continues until 15 calendar days after actual receipt by it of written notice from Parent setting forth in reasonable detail the nature of such failure;

                    (v) there shall have occurred any Company Material Adverse Effect, or any development that would have a Company Material Adverse Effect, since the date of this Agreement;

                    (vi) this Agreement shall have been terminated in accordance with its terms;

                    (vii) the Company Board or the Special Committee shall have
(A) withdrawn or modified or changed, in any manner adverse to Parent or Purchaser, its approval or recommendation of the Offer, the Merger or this Agreement, (B) accepted, approved or recommended any Alternative Transaction, or
(C) resolved or publicly disclosed any intention to do any of the foregoing; or

                    (viii) the U.S. Federal Reserve Board or any other federal governmental authority shall have declared a general banking moratorium or general suspension or material limitation for five consecutive business days on the extension of credit or in respect of payments in respect of credit by banks or other lending institutions in the United States.

The foregoing conditions are for the sole benefit of Purchaser and its affiliates and may be asserted by Purchaser, or Parent on behalf of Purchaser, regardless of the circumstances (including, without limitation, any action or inaction by Purchaser or any of its affiliates other than a breach by Parent or Purchaser of this Agreement) giving rise to any such condition or may be waived by Parent, or Parent on behalf of Purchaser, in whole or in part, from time to time in its sole discretion, except as otherwise provided in this Agreement. The failure by Purchaser, or Parent on behalf of Purchaser, at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right and may be asserted at any time and from time to time.

                           COMPANY DISCLOSURE SCHEDULE

         Pursuant to the Agreement and Plan of Merger, dated as of May 4, 2000 (the "Agreement"), by and among Barnes & Noble, Inc. (the "Parent"), B&N Acquisition Corporation (the "Purchaser"), and Funco, Inc. (the "Company"), this Company Disclosure Schedule is being delivered by the Company to Parent and Purchaser. All capitalized terms used herein have the same meanings assigned to them in the Agreement, unless otherwise defined herein.

         All references to section numbers are to Sections of the Agreement. The inclusion of, or reference to, any item on this Company Disclosure Schedule does not constitute an admission by the Company that such item meets all of the criteria set forth in the Agreement for inclusion herein. Notwithstanding any cross-references (all of which are included as a matter of convenience only), each Schedule of this Company Disclosure Schedule shall be deemed to include the information contained in all other Schedules such that reference to a matter or item under one Schedule shall be deemed to constitute disclosure under all other Schedules.


                                                   Index of Schedules

Schedule 4.1               Organization
Schedule 4.2               Capital Structure
Schedule 4.3               Authority; No Conflict; Required Filings and Consents
Schedule 4.5               No Undisclosed Liabilities
Schedule 4.6               Absence of Certain Changes or Events
Schedule 4.8               Inventories
Schedule 4.9               Taxes
Schedule 4.11              Intellectual Property
Schedule 4.12              Agreements, Contracts and Commitments
Schedule 4.13              Litigation
Schedule 4.14              Environmental Matters
Schedule 4.15              Employee Benefit Plans
Schedule 4.16              Compliance with Laws
Schedule 4.20              Insurance
Schedule 6.1               Conduct of Business
Schedule 6.15              Key Employee Agreements
Schedule 9.5               Identified Individuals

Dated as of April 26, 2000


Note: The Registrant hereby agrees to furnish supplementally a copy of any of the listed Schedules to the Securities and Exchange Commission upon request.